UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2016

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective August 8, 2016, the board of directors (the “Board”) of MagnaChip Semiconductor Corporation (the “Company”) increased the size of the Board to eight members and appointed Melvin L. Keating as a director of the Company, to serve until the 2017 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier resignation or removal. Mr. Keating was appointed to the Board pursuant to the agreement between the Company and Engaged Capital, LLC, dated as of May 26, 2016 (the “Engaged Capital Agreement”). In addition, Camillo Martino was elected to the Board on August 8, 2016. Mr. Martino was nominated to stand for election to the Board at the Company’s 2016 Annual Meeting of Stockholders pursuant to the Engaged Capital Agreement. Mr. Keating and Mr. Martino have each been named to the Strategic Review Committee of the Board.

In connection with Mr. Keating’s appointment as a director and Mr. Martino’s election as a director, each of Mr. Keating and Mr. Martino have been granted the following equity awards under the Company’s 2011 Equity Incentive Plan (the “Plan”): (i) an option to purchase 37,904 shares of the Company’s common stock at an exercise price per share equal to $7.39 (which was the fair market value of a share of the Company’s common stock on the date of grant as determined in accordance with the Plan), which will vest 100% in full upon the earlier of August 8, 2017 and the meeting date of the Company’s next annual meeting of stockholders and (ii) a restricted stock unit award for 8,119 shares of the Company’s common stock, which will vest 100% in full upon the earlier of August 8, 2017 and the meeting date of the Company’s next annual meeting of stockholders. Mr. Keating and Mr. Martino will each be further compensated for their service on the Board in the same manner as the Company’s other nonemployee directors. For a description of the Company’s director compensation programs, see “Further Information Regarding Director Compensation” in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders held on August 8, 2016, filed with the Securities and Exchange Commission on June 27, 2016.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

MagnaChip Semiconductor Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders on August 8, 2016. As of the close of business on the record date of June 15, 2016, there were 34,731,754 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The number of shares of the Company’s common stock present at the meeting, in person or by proxy, was 31,440,229, or 90.5% of the outstanding shares.

At the meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the final voting results indicated below:

Proposal 1 – Election of Directors. The Company’s stockholders elected the following seven directors to serve until the 2017 Annual Meetings of Stockholders and until their respective successors are elected and qualified.

	For	Withheld	Broker Non-Votes
Michael Elkins	21,465,132	4,602,613	5,372,484
Young-Joon Kim	20,012,304	6,055,441	5,372,484
Randal Klein	20,031,804	6,035,941	5,372,484
Ilbok Lee	19,991,133	6,076,612	5,372,484
Camillo Martino	25,520,551	547,194	5,372,484
Gary Tanner	21,486,303	4,581,442	5,372,484
Nader Tavakoli	18,086,304	7,981,441	5,372,484

Proposal 2 – Ratification of the Appointment of Samil PricewaterhouseCoopers. The Company’s stockholders ratified the appointment of Samil PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstained
31,428,166	1,308	10,755

There were no broker non-votes with respect to Proposal 2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: August 10, 2016	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary